FOR IMMEDIATE RELEASE

                                                        FOR INFORMATION CONTACT:
                                                                Daniel M. Clarke
                                                         Chief Financial Officer
                                                          Giga Information Group
                                                            One Longwater Circle
                                                    Norwell, Massachusetts 02061
                                                                1 (781) 982-9500
                                                            Fax 1 (781) 871-4098
                                                             Dclarke@gigaweb.com



                         GIGA INFORMATION GROUP REPORTS
                             SECOND QUARTER RESULTS



CAMBRIDGE, Mass. (July 26, 1999) -- Giga Information Group, Inc. (NASDAQ: GIGX)

today announced that revenues for the second quarter ended June 30, 1999 increased 41 percent to $12.9 million from $9.1 million in the same period of

1998. Revenues from Continuous Information Services for the second quarter of

1999 increased 42 percent to $10.8 million from $7.6 million in the same period last year. The net loss for the second quarter of 1999 increased to $6.1 million, or $0.61 per share, from $5.6 million, or $2.60 per share, in the second quarter of 1998.


Annualized Value* at June 30, 1999 was $48.8 million versus $33.3 million at

June 30, 1998, representing a 47 percent increase year-over-year.


Revenues for the six months ended June 30, 1999 increased 41 percent to $24.8 million from $17.7 million for the same period in 1998. The net loss for the six months ended June 30, 1999 increased to $9.7 million, or $0.98 per share, from

$9.5 million, or $4.42 per share, for the first half of 1998.



                                     (more)

Giga Information Group announces second quarter 1999 results               2-2-2


"We continue to grow at what we believe are faster rates than our industry segment," said Gideon I. Gartner, chairman of Giga Information Group, Inc.

"While we continue to invest in growth, as do most companies with Internet potentials, we are all disappointed in our expense ratios this quarter. We are taking immediate action in each of the areas of overrun. Specifically, aside from conferences, most of the variance occurred in the sales area."


ABOUT GIGA INFORMATION GROUP

Giga Information Group, founded by industry leader Gideon I. Gartner, delivers technology and management advice to IT decision-makers via innovative research processes and a leading-edge Web interface. Giga's research focus is on helping companies integrate their businesses with the Internet; it also covers issues pertaining to the computing, telecommunications and related industries. Giga began providing its services in April 1996 and has a global client base exceeding 950 organizations and over 14,000 individuals. Its enterprise clients include IT decision-makers who use technology, who sell technology, and who invest in technology.


Headquartered in Cambridge, Massachusetts, Giga has 10 other offices covering the Americas and Europe. Giga is also represented by distributors in other areas of the world. Giga's Web site can be accessed at http://www.gigaweb.com. The

Giga logo with the name Giga Information Group is a registered trademark of Giga

Information Group, Inc.

                                     # # # #

*Giga defines Annualized Value as the cumulative annualized subscription value of its continuous information services contracts in effect at any given point in time.

Statements that are not historical fact may be considered forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Consequently, actual events or results may differ materially from those expressed or implied by those set forth in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company's ability to attract and retain highly skilled and experienced employees, ability to secure subscriptions to its services and to achieve and sustain high renewal rates, ability to effectively manage growth, ability to understand and anticipate market trends and develop and offer new products and services, significant competition from existing and new competitors, potential fluctuations in quarterly operating results, continued market acceptance and demand of Giga services, dependence on Internet infrastructure for access to GigaWeb and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.


                                     (more)

Giga Information Group announces second quarter 1999 results               3-3-3

GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
    (IN THOUSANDS, EXCEPT SHARE AND                    QUARTER ENDED JUNE 30,                SIX MONTHS ENDED JUNE 30,
                                                     ----------------------------------   ---------------------------------
       PER SHARE DATA)                                (UNAUDITED)                 %        (UNAUDITED)                %
                                                        1999          1998       Change      1999          1998     Change
                                                     ------------  ------------ -------   ------------  ----------- -------
Revenues:
    Continuous Information Services                     $ 10,815       $ 7,604     42%       $ 21,169     $ 14,408     47%
    Other, principally events                              2,075         1,508     38%          3,661        3,256     12%
                                                     ------------  ------------           ------------  -----------
       Total revenues                                     12,890         9,112     41%         24,830       17,664     41%
                                                     ------------  ------------           ------------  -----------

COSTS AND EXPENSES:
    Cost of services                                       7,472         5,231     43%         13,412        9,693     38%
    Sales and marketing                                    8,573         6,537     31%         15,355       12,318     25%
    Research and development                                 397           299     33%            651          638      2%
    General and administrative                             2,124         1,744     22%          4,242        3,096     37%
    Depreciation and amortization                            440           414      6%            819          799      3%
                                                     ------------  ------------           ------------  -----------
       Total costs and expenses                           19,006        14,225     34%         34,479       26,544     30%
                                                     ------------  ------------           ------------  -----------

LOSS FROM OPERATIONS                                      (6,116)       (5,113)    20%         (9,649)      (8,880)     9%
                                                     ------------  ------------           ------------  -----------

INTEREST INCOME                                              210           122     72%            464          159    192%
INTEREST EXPENSE                                             (33)         (694)   -95%            (70)        (780)   -91%
FOREIGN EXCHANGE GAIN/(LOSS)                                (172)           65     n/a           (416)          49     n/a
                                                     ------------  ------------           ------------  -----------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                  (6,111)       (5,620)     9%         (9,671)      (9,452)     2%
INCOME TAX (BENEFIT)/CHARGE                                   10            (4)    n/a             52            -     n/a
                                                     ------------  ------------           ------------  -----------

NET LOSS                                                $ (6,121)     $ (5,616)     9%       $ (9,723)    $ (9,452)     3%
                                                     ============  ============           ============  ===========

RESULTS PER COMMON SHARE:
    HISTORICAL - BASIC AND DILUTED:

       NET LOSS                                          $ (0.61)      $ (2.60)   -76%        $ (0.98)     $ (4.42)   -78%
                                                     ============  ============           ============  ===========

WEIGHTED AVERAGE NUMBER OF SHARES (NOTE 1.)            9,988,216     2,161,542              9,972,176    2,138,815
                                                     ============  ============           ============  ===========



                                     (more)

Giga Information Group announces second quarter 1999 results               4-4-4


GIGA INFORMATION GROUP, INC.


NOTES TO CONSOLIDATED OPERATING RESULTS

NOTE 1.   COMPONENTS OF WEIGHTED AVERAGE COMMON SHARES:

                                                           QUARTER ENDED                      SIX MONTHS ENDED
                                                           JUNE 30, 1999                        JUNE 30, 1999
                                                     --------------------------           -------------------------
                                                                    Weighted                             Weighted
                                                       Actual        Average                Actual       Average
                                                     ------------  ------------           ------------  -----------
Shares issued and outstanding at beginning of period   9,969,436     9,969,436              9,943,502    9,943,502
    Shares issued from exercise of warrants                    -             -                 12,666       10,187
    Shares issued from exercise of stock options          31,158        18,780                 44,426       18,487
                                                     ------------  ------------           ------------  -----------
       Total (a)                                      10,000,594     9,988,216             10,000,594    9,972,176
                                                     ============  ============           ============  ===========


   (a) Historic amounts reported for actual and weighted average outstanding shares for June 30, 1998 are not inclusive of 3,000,000 shares issued pursuant to the Company's Initial Public Offering of Common Stock in July 1998 and conversion of all of the Company's outstanding Preferred Stock into 4,686,784 shares of Common Stock upon closing of the offering in August 1998.



GIGA INFORMATION GROUP, INC.

CONSOLIDATED BALANCE SHEET DATA
    (IN THOUSANDS, EXCEPT SHARE DATA)                              JUNE 30,              DECEMBER 31,
                                                                     1999                  1998
                                                                 ---------------       ---------------
ASSETS
    Cash, cash equivalents and marketable securities                  $ 13,837               $ 21,057
    Accounts receivable, net                                            10,344                 15,017
    Total current assets                                                33,613                 45,591
    Property and equipment, net                                          4,724                  3,430
    Total assets                                                        38,527                 49,213

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deferred revenues                                                 $ 28,226               $ 29,470
    Debt, current portion                                                  684                    461
    Total current liabilities                                           37,754                 39,363
    Total liabilities                                                   37,754                 39,807
    Total stockholders' equity                                             773                  9,406
    Total liabilities and stockholders' equity                          38,527                 49,213

COMMON STOCK ISSUED AND OUTSTANDING                                 10,000,594              9,943,502


                                       ###